Exhibit 99.1

Merchants Bancshares, Inc. Reports Second Quarter EPS of $0.63; Declares Dividend

SOUTH BURLINGTON, Vt., July 21, 2016 /PRNewswire/ -- Merchants Bancshares, Inc. (NASDAQ: MBVT), the parent company of Merchants Bank, today announced net income of $4.4 million and $0.63 per diluted share for the second quarter of 2016 compared to net income of $3.5 million or $0.50 per diluted share in the first quarter of 2016 and $3.1 million in net income or $0.49 per diluted share in the second quarter of 2015.

For the six months ended June 30, 2016, net income was $7.9 million, or $1.14 per diluted share, compared to net income of $6.5 million, or $1.02 per diluted share, for the same period in 2015.

The return on average assets was 0.90% for the three months ended June 30, 2016, compared to 0.71% in the linked quarter and 0.72% for the same period in 2015. The return on average equity was 11.36% for the three months ended June 30, 2016, compared to 9.32% in the linked quarter and 9.73% for the same period in 2015.

The Company's Board of Directors approved a dividend of $0.28 per share, payable August 18, 2016, to stockholders of record as of August 4, 2016. Based on the closing price of $30.48 per share on June 30, 2016 and the annual dividend payout of $1.12 per share, the dividend represents annualized yield of 3.67%.

Geoffrey Hesslink, Merchants Bancshares, Inc.'s President and Chief Executive Officer commented, "Improved second quarter results reflect successful integration of NUVO bank into the Merchants franchise. We are focusing on growing our loan portfolio and expanding our customer base in western Massachusetts and Vermont markets. We are also executing on our strategy to deliver high-quality products and services to our customers." Mr. Hesslink also noted, "The interest rate environment continues to present industry challenges. We remain focused on control of non-interest expenses, managing net interest margin and strong credit standards. Our disciplined approach will benefit our stockholders over the long term."

Second Quarter 2016 Financial Highlights

Balance Sheet:

  Total assets were $1.90 billion for the second quarter of 2016, a decrease of $64.9 million over the linked quarter and $222.8 million increase from the second quarter of 2015. The decrease over the linked quarter was due to seasonal declines in loan and investment portfolio balances.
  Loans at June 30, 2016 totaled $1.40 billion, a decrease of $26.2 million on a linked quarter basis and $191.7 million increase from the second quarter of 2015. The linked quarter decrease was mainly driven by $44.8 million seasonal run-off in municipal loans and $4.9 million decrease in residential portfolio. These declines were partially offset by $24.9 million increase in total commercial loans, defined as commercial, commercial real estate and construction.  Loan balances increased by $191.7 million from the second quarter of 2015, which reflects organic growth and the addition of the acquired NUVO loan portfolio. Average loan balances increased by $9.3 million in the second quarter of 2016 over the linked quarter due to growth in total commercial loans.
  The investment portfolio ended the second quarter of 2016 at $391.1 million, a decrease of $18.3 million from the linked quarter and an increase of $2.3 million from the second quarter of 2015. The linked quarter decrease was largely due to seasonality.
  Total deposits were $1.45 billion for the second quarter of 2016, a decrease of $73.5 million on a linked quarter basis and an increase of $106.5 million from the second quarter of 2015. The decrease on a linked quarter basis was primarily attributable to a seasonal drop in municipal deposits and planned run-off of high-cost NUVO time deposits. The increase from the second quarter of 2015 was largely due to the addition of NUVO deposits and partially due to modest growth.
  Total stockholders' equity ended the quarter at $156.3 million. The tangible book value per share at June 30, 2016 was $21.56 per share, an increase of $0.50 per share from $21.06 at March 31, 2016. The major components of the linked quarter increase were $0.63 of earnings and $0.15 mark to market securities gains, offset by $0.28 of dividends paid.

Income Statement:

  Net interest income on a fully-taxable basis was $14.4 million for the three months ended June 30, 2016, compared to $14.3 million for the quarter ending March 31, 2016, and $12.3 million for the same period in 2015. The increases in net interest income reflected higher average loan balances.
  The taxable equivalent net interest margin for the three months ended June 30, 2016 was 3.08%, an increase of 6 basis points on a linked quarter basis and an increase of 13 basis points from the second quarter of 2015. The linked quarter increase reflected a decrease in the cost of interest-bearing deposits, the planned run-off of high cost NUVO time deposits, and higher loan yields. Additionally, seasonally lower levels of average interest-earning assets contributed to the increase in margin. The improvement from the second quarter of 2015 was driven by higher loan yields and a decrease in the cost of borrowings.
  The Company recorded a $200 thousand provision for credit losses during the second quarter of 2016 and was slightly below the linked quarter provision of $205 thousand. In the second quarter of 2015, the provision for credit losses was $100 thousand.
  Noninterest income for the second quarter of 2016 was $3.2 million, an increase of $297 thousand on a linked quarter basis and an increase of $468 thousand from the second quarter of 2015. The increase on a linked quarter basis was attributable to higher debit card and other fee income. The improvement from the second quarter of 2015 was driven by increases in overdraft income, deposit fees and other fee income.
  Noninterest expense was $10.8 million for the second quarter of 2016, a decrease of $1.1 million on a linked quarter basis and an increase of $352 thousand from the second quarter of 2015.  Excluding merger and severance costs, core non-interest expense was $11.0 million in the second quarter of 2016 compared to $11.5 million in the first quarter of 2016 and $10.5 million in the second quarter of 2015. Core non-interest expense decreased over the linked quarter mainly due to lower compensation expenses. The increase in noninterest expense from the second quarter of 2015 was due to the acquisition of NUVO in December 2015.
  The effective tax rate was 25.5% for the six months ended on June 30, 2016 compared to 20.7% for the corresponding period in 2015, mainly due to a change in business loan composition and partially reflects reduced Low Income Housing Partnership tax credits.

Credit Quality and Capital Ratios:

  The allowance for loan losses ("ALL") as of June 30, 2016 was $12.4 million, or 0.89% of gross loans, compared to $12.2 million, or 0.86% of gross loans, on a linked quarter basis and $12.2 million, or 1.01% of gross loans, as of June 30, 2015. ALL as a percentage of gross loans increased on a linked quarter basis due to a second quarter provision and modest loan growth. ALL as a percentage of gross loans for the second quarter of 2016 has decreased from the second quarter in 2015 due to the addition of loan balances acquired from NUVO. These loans were acquired at fair value on the acquisition date.
  Nonperforming loans were $4.69 million, or 0.34% of total loans, at June 30, 2016, compared to 0.34% of total loans at March 31, 2016 and 0.12% of total loans at June 30, 2015. ALL as a percentage of nonperforming loans was 265% at June 30, 2016 compared to 251% at March 31, 2016. Accruing loans past due 31-90 days were 0.06% for the second quarter of 2016 compared to 0.28% in the first quarter of 2016 and 0.04% in the second quarter of 2015. The bank continues to experience strong credit quality.
  Regulatory Capital Ratios at June 30, 2016:
    Common Equity Tier 1 – 13.03%
    Tier 1 Leverage – 8.78%
    Total Risk-Based Capital – 15.92%
    Tangible Capital – 7.84%

Geoffrey R. Hesslink, President and Chief Executive Officer, Eric A. Segal, Interim PFO, PAO and Treasurer, and Marie Thresher, Executive Vice President and Chief Operating Officer, will host a conference call to discuss these earnings results, business and outlook at 10:00 a.m. Eastern Time on Friday, July 22, 2016. Interested parties may participate in the conference call by dialing U.S. number (866) 218-2405, Canada number (855) 669-9657, or international number (412) 902-4124. The title of the call is Merchants Bancshares, Inc. Q2 2016 Earnings Call. Participants are asked to call a few minutes prior to register. A replay will be available until 12:01 a.m. Eastern Time on Friday, August 5, 2016. The U.S. replay dial-in telephone number is (877) 344-7529. The Canada replay telephone number is (855) 669-9658, the international replay telephone number is (412) 317-0088. The replay access code for all replay telephone numbers is 10068680. Additionally, a recording of the call will be available on Merchants website at www.mbvt.com

Non-GAAP Financial Measure. In addition to results presented in accordance with generally accepted accounting principles ("GAAP"), this press release contains certain non-GAAP financial measures, such as core net income, tangible capital ratio and fully taxable equivalent net interest income. Net interest income is presented on a fully taxable equivalent basis, specifically included in interest income was tax-exempt interest income from certain tax-exempt loans. An amount equal to the tax benefit derived from this tax exempt income is added back to the interest income total, to produce net interest income on a fully taxable equivalent basis. Merchants Bancshares believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company's financial condition and therefore such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. Additionally, capital ratios as presented are preliminary and will not be finalized until the Bank completes and files its regulatory reporting.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements, which are based on certain assumptions and describe Merchants Bancshares' future plans, strategies and expectations, can generally be identified by the use of the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. Actual results could differ materially from those projected in the forward-looking statements as a result of, among others; costs or difficulties related to the integration of NUVO; weakness in general, national, regional or local economic conditions, the performance of the investment portfolio, quality of credits or the overall demand for services; changes in loan default and charge-off rates which could affect the allowance for credit losses; declines in the equity and financial markets; reductions in deposit levels which could necessitate increased and/or higher cost borrowing to fund loans and investments; declines in mortgage loan refinancing, equity loan and line of credit activity which could reduce net interest and non-interest income; changes in the domestic interest rate environment and inflation; changes in the carrying value of investment securities and other assets; misalignment of interest-bearing assets and liabilities; increases in loan repayment rates affecting interest income and the value of mortgage servicing rights; changing business, banking, or regulatory conditions or policies, or new legislation affecting the financial services industry that could lead to changes in the competitive balance among financial institutions, restrictions on bank activities, changes in costs (including deposit insurance premiums), increased regulatory scrutiny, declines in consumer confidence in depository institutions, or changes in the secondary market for bank loan and other products; and changes in accounting rules, federal and state laws, IRS regulations, and other regulations and policies governing financial holding companies and their subsidiaries which may impact Merchants Bancshares' ability to take appropriate action to protect financial interests in certain loan situations.

You should not place undue reliance on forward-looking statements, and are cautioned that forward-looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, which are included in more detail in the Annual Report on Form 10-K, as updated by Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Merchants Bancshares' does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(Dollars in thousands except share and per share data)

	June 30,	March 31,	December 31,	June 30,
	2016	2016	2015	2015
Balance Sheets - Period End
Cash and due from banks	$29,469	$27,586	$30,605	$26,721
Interest earning cash and other short-term investments	30,053	38,054	104,578	13,924
Fed funds sold	—	15,000	15,000	—
Investments-available for sale, taxable	280,078	294,048	283,454	259,556
Investments-held to maturity, taxable	111,070	115,392	119,674	129,312
Loans	1,395,393	1,421,603	1,414,280	1,203,655
Allowance for loan losses ("ALL")	12,420	12,173	12,040	12,162
Net loans	1,382,973	1,409,430	1,402,240	1,191,493
Federal Home Loan Bank ("FHLB") stock	7,036	3,863	3,797	4,378
Bank premises and equipment, net	14,052	14,532	15,030	15,230
Bank owned life insurance	10,659	10,606	10,551	10,432
Goodwill	6,872	6,872	6,967	—
Investment in real estate limited partnerships	5,768	5,827	5,687	5,923
Core deposit intangible	1,258	1,309	1,360	—
Other assets	19,422	21,111	22,294	18,919
Total assets	1,898,710	1,963,630	2,021,237	1,675,888
Non-interest bearing deposits	606,200	620,190	631,244	572,169
Savings, interest bearing checking and money market accounts	627,883	677,600	665,623	575,524
Time deposits	219,247	228,998	254,572	199,132
Total deposits	1,453,330	1,526,788	1,551,439	1,346,825
Short-term borrowings	70,000	—	—	—
Securities sold under agreement to repurchase, short-term	184,920	249,003	286,639	169,959
Other long-term debt	3,694	4,716	5,238	2,279
Junior subordinated debentures issued to unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	9,854	9,903	9,248	7,231
Total liabilities	1,742,417	1,811,029	1,873,183	1,546,913
Stockholders' equity	156,293	152,601	148,054	128,975

Balance Sheets - Quarter-to-Date Averages
Cash and due from banks	$26,684	$31,058	$28,380	$23,663
Interest earning cash and other short-term investments	37,018	74,294	106,681	66,247
Investments-available for sale, taxable	285,723	279,327	279,416	243,032
Investments-held to maturity, taxable	113,403	117,390	122,924	131,966
Loans	1,426,966	1,417,710	1,306,613	1,220,418
Allowance for loan losses	12,249	12,073	12,269	12,075
Net loans	1,414,717	1,405,637	1,294,344	1,208,343
FHLB stock	6,292	3,784	3,571	4,378
Bank owned life insurance	10,626	10,571	10,515	10,395
Other assets	52,487	51,411	45,312	43,039
Total assets	1,946,950	1,973,472	1,891,143	1,731,063
Non-interest bearing deposits	609,454	616,553	610,499	574,660
Savings, interest bearing checking and money market accounts	665,271	671,823	632,481	576,038
Time deposits	222,782	239,818	210,527	202,050
Total deposits	1,497,507	1,528,194	1,453,507	1,352,748
Short-term borrowings	24,906	—	—	6,099
Securities sold under agreement to repurchase, short-term	235,927	259,999	268,614	213,436
Other long-term debt	4,196	4,833	3,255	2,286
Junior subordinated debentures issued to unconsolidated subsidiary trust	20,619	20,619	20,619	20,619
Other liabilities	10,022	9,973	7,972	7,832
Total liabilities	1,793,177	1,823,618	1,753,967	1,603,020
Stockholders' equity	153,773	149,854	137,176	128,043
Earning assets	1,869,402	1,892,505	1,819,205	1,666,041
Interest bearing liabilities	1,173,701	1,197,092	1,135,496	1,020,528

Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(Dollars in thousands except share and per share data)

	For the Six Months Ended
	June 30,	June 30,
	2016	2015
Balance Sheets - Year-to-Date Averages
Cash and due from banks	$28,871	$24,316
Interest earning cash and other short-term investments	55,656	84,471
Investments-available for sale, taxable	282,525	234,203
Investments-held to maturity, taxable	115,397	134,173
Loans	1,422,338	1,203,940
Allowance for loan losses	12,161	11,984
Net loans	1,410,177	1,191,956
FHLB stock	5,038	4,378
Bank owned life insurance	10,599	10,365
Other assets	51,948	40,859
Total assets	1,960,211	1,724,721
Non-interest bearing deposits	613,004	578,594
Savings, interest bearing checking and money market accounts	668,547	558,539
Time deposits	231,300	204,934
Total deposits	1,512,851	1,342,067
Short-term borrowings	12,454	3,066
Securities sold under agreement to repurchase, short-term	247,963	221,728
Other long-term debt	4,515	2,296
Junior subordinated debentures issued to unconsolidated subsidiary trust	20,619	20,619
Other liabilities	9,996	7,772
Total liabilities	1,808,398	1,597,548
Stockholders' equity	151,813	127,173
Earning assets	1,880,954	1,661,165
Interest bearing liabilities	1,185,398	1,011,182

Ratios and Supplemental Information:

	June 30,	March 31,	December 31,	June 30,
	2016	2016	2015	2015
Ratios and Supplemental Information - Period End
Book value per share	$22.74	$22.25	$21.59	$20.35
Tangible book value per share	$21.56	$21.06	$20.38	$20.35
Common Equity Tier 1	13.03%	12.95%	12.86%	13.55%
Tier I leverage ratio	8.78%	8.53%	8.77%	8.95%
Total risk-based capital ratio	15.92%	15.85%	15.77%	16.82%
Tangible capital ratio (1)	7.84%	7.39%	6.94%	7.70%
Period end common shares outstanding	6,871,642	6,858,473	6,855,294	6,336,408

Credit Quality - Period End
Nonperforming loans ("NPLs")	$4,689	$4,847	$4,195	$1,387
Nonperforming assets ("NPAs")	$4,749	$4,919	$4,207	$1,387
NPLs as a percent of total loans	0.34%	0.34%	0.30%	0.12%
NPAs as a percent of total assets	0.25%	0.25%	0.21%	0.08%
ALL as a percent of NPLs	265%	251%	287%	877%
ALL as a percent of total loans	0.89%	0.86%	0.85%	1.01%
Accruing loans 31 to 90 days past due as a percent of total loans	0.06%	0.28%	0.05%	0.04%

(1) The tangible capital ratio is calculated by dividing tangible equity by tangible assets. See Non-GAAP reconciliation on page 8.

Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(Dollars in thousands except share and per share data)

Loan Portfolios:

	June 30,	March 31,	December 31,	June 30,
	2016	2016	2015	2015
Period End
Commercial, financial and agricultural	$260,167	$247,074	$237,451	$210,458
Municipal loans	60,590	105,433	105,421	59,035
Real estate loans - commercial	560,056	556,836	558,004	438,622
Real estate loans - residential	456,132	461,009	468,443	454,114
Real estate loans - construction	50,788	42,209	34,802	38,435
Installment Loans	7,629	9,009	10,115	2,950
All other loans	31	33	44	41
Total Loans	$1,395,393	$1,421,603	$1,414,280	$1,203,655

Tangible Capital Ratio:

	Period Ended
	June 30,	March 31,	December 31,	June 30,
Period End	2016	2016	2015	2015
Total assets	$1,898,710	$1,963,630	$2,021,237	$1,675,888
Core deposit intangible	1,258	1,309	1,360	—
Goodwill	6,872	6,872	6,967	—
Tangible assets	1,890,580	1,955,449	2,012,910	1,675,888

Total stockholders' equity	156,293	152,601	148,054	128,975
Core deposit intangible	1,258	1,309	1,360	—
Goodwill	6,872	6,872	6,967	—
Tangible stockholders' equity	148,163	144,420	139,727	128,975

Tangible capital ratio	7.84%	7.39%	6.94%	7.70%

Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(Dollars in thousands except share and per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Operating Results
Interest income
Interest and fees on loans	$12,897	$12,804	$10,800	$25,701	$21,423
Interest and dividends on investments	1,988	1,997	1,913	3,985	3,823
Interest on interest earning deposits with banks and other short-term investments	58	81	59	139	132
Total interest and dividend income	14,943	14,882	12,772	29,825	25,378
Interest expense
Savings, interest bearing checking and money market accounts	424	440	354	864	721
Time deposits $100 thousand and greater	196	118	123	314	245
Other time deposits	144	273	200	417	412
Total deposits	764	831	677	1,595	1,378
Short-term borrowings	31	—	—	31	—
Securities sold under agreement to repurchase, short-term	103	109	151	212	306
Long-term debt	214	210	199	424	396
Total interest expense	1,112	1,150	1,027	2,262	2,080
Net interest income	13,831	13,732	11,745	27,563	23,298
Provision for credit losses	200	205	100	405	100
Net interest income after provision for credit losses	13,631	13,527	11,645	27,158	23,198
Noninterest income
Trust division income	835	867	885	1,702	1,780
Net, debit card income	812	649	812	1,461	1,505
Overdraft income	677	631	333	1,308	779
Service charges on deposits	424	415	378	839	718
Other noninterest income	473	362	345	835	641
Total noninterest income	3,221	2,924	2,753	6,145	5,423
Noninterest expense
Compensation and benefits	5,456	6,308	5,190	11,764	10,238
Occupancy expense	1,025	1,139	1,049	2,164	2,192
Equipment expense	704	719	732	1,423	1,498
Telephone expense	192	198	186	390	403
Legal and professional fees	731	593	537	1,324	974
Mobile & internet banking	336	366	410	702	796
Core / Item processing	459	517	433	976	839
Marketing expenses	207	192	137	399	289
State franchise taxes	398	398	404	796	690
FDIC insurance	281	254	217	535	435
Merger costs	(72)	133	143	61	148
Core deposit intangible amortization	51	51	—	102	—
Other noninterest expense	1,065	1,051	1,043	2,116	1,986
Total noninterest expense	10,833	11,919	10,481	22,752	20,488
Income before provision for income taxes	6,019	4,532	3,917	10,551	8,133
Provision for income taxes	1,653	1,042	801	2,695	1,681
Net income	4,366	3,490	3,116	7,856	6,452

Amounts reported for prior periods are reclassified, where necessary, to be consistent with the current period presentation.

Merchants Bancshares, Inc.
Financial Highlights (unaudited)
(Dollars in thousands except share and per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Ratios and Supplemental Information
Weighted average common shares outstanding	6,865,598	6,855,975	6,331,487	6,860,797	6,330,063
Weighted average diluted shares outstanding	6,886,607	6,965,886	6,345,960	6,881,492	6,344,233
Basic earnings per common share	$0.64	$0.51	$0.49	$1.15	$1.02
Diluted earnings per common share	$0.63	$0.50	$0.49	$1.14	$1.02
Return on average assets	0.90%	0.71%	0.72%	0.80%	0.75%
Return on average stockholders' equity	11.36%	9.32%	9.73%	10.35%	10.15%
Average yield on loans	3.79%	3.78%	3.72%	3.79%	3.76%
Average yield on investments	1.97%	2.01%	2.02%	1.98%	2.07%
Average yield of earning assets	3.33%	3.28%	3.20%	3.30%	3.20%
Average cost of interest bearing deposits	0.35%	0.37%	0.35%	0.36%	0.36%
Average cost of borrowed funds	0.49%	0.45%	0.58%	0.47%	0.57%
Average cost of interest bearing liabilities	0.38%	0.39%	0.40%	0.38%	0.41%
Net interest rate spread	2.95%	2.89%	2.80%	2.92%	2.79%
Net interest margin	3.08%	3.02%	2.95%	3.06%	2.95%
Net interest income on a fully taxable equivalent basis	$14,371	$14,265	$12,250	$28,636	$24,306
Net (charge-offs) recoveries to average loans	(0.00)%	(0.02)%	0.01%	(0.01)%	0.00%
Net (charge-offs) recoveries	$(7)	$(82)	$27	$(89)	$(24)
Efficiency ratio (1)	59.72%	64.27%	65.42%	61.97%	65.08%

(1) The efficiency ratio excludes amortization of intangibles, OREO expenses, gain/loss on sales of securities, state franchise taxes, and any significant nonrecurring items.

Non-GAAP Reconciliation:

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Core Net Interest Income
Merger related expenses and retirement costs	$(184)	$422	$(2)	$238	$213
Tax effect	(51)	97	—	46	44
Merger related expenses and retirement costs, net of tax	$(133)	$325	$(2)	$192	$169

GAAP net income as reported	4,366	3,490	3,116	7,856	6,452
Core net income	$4,233	$3,815	$3,114	$8,048	$6,621

Weighted average common shares outstanding	6,866	6,856	6,331	6,861	6,330
Weighted average diluted shares outstanding	6,887	6,966	6,346	6,881	6,344

Core basic earnings per common share	$0.62	$0.56	$0.49	$1.17	$1.05
Core diluted earnings per common share	$0.61	$0.55	$0.49	$1.17	$1.04

Contact: Jamie Oberle, Merchants Bank, at (802) 865-1603

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